CERTIFICATE OF MERGER
                               OF
                         HIV-VAC, INC.
                      a Nevada corporation
                                   and
                            LIFEPLAN
                      a Nevada corporation



     The undersigned corporations, HIV-VAC, INC., a Nevada corporation ("HIV"), and LIFEPLAN, a Nevada corporation ("LIFE"), do hereby certify:

     1. HIV is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on February 11, 1999.

     2. LIFE is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on March 21, 1997.

     3. HIV and LIFE are parties to a Merger Agreement, as amended, pursuant to which LIFE will be merged with and into HIV. Upon completion of the merger HIV will be the surviving corporation in the merger and LIFE will be dissolved. Pursuant to the Merger Agreement the stockholders of LIFE will receive stock in HIV.

     4. The Articles of Incorporation and Bylaws of HIV as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of March 8, 2000, which sets forth the plan of merger providing for the merger of LIFE with and into HIV is on file at the corporate offices of HIV.

     6. A copy of the Merger Agreement will be furnished by HIV on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of LIFE at a meeting held March 8, 2000.

     8. LIFE has 10,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of LIFE held March 8, 2000 all 10,000,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of HIV at a meeting held March 8, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of HIV is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of HIV shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 8th day of March, 2000.

LIFEPLAN                                                    HIV-VAC, INC.
a Nevada corporation                                   a Nevada Corporation


By/s/ Anthony DeMint                              By/s/ Kevin Murray
    ANTHONY N. DeMINT                                 KEVIN MURRAY
    President/Secretary                                                  Vice
                                   President/Secretary


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On 3/8/00 before me, a Notary Public, personally appeared ANTHONY N. DeMINT who is the President and Secretary of LIFEPLAN, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              Debra Amigone
                              ________________________________
                              Notary Public

Province OF Ontario   )
                    )  SS:
COUNTY OF Simco       )

     On 3/8/00 before me, a Notary Public, personally appeared KEVIN MURRAY who is the Vice President and Secretary of HIV-VAC, INC. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Larry Edwin Lant
                              ________________________________
                              Notary Public